UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported event): March 13, 2020

GCP APPLIED TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37533	47-3936076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

62 Whittemore Avenue

Cambridge, Massachusetts 02140

(Address of principal executive offices) (Zip code)

(617) 876-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	GCP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On March 15, 2019, the Board of Directors (the “Board”) of GCP Applied Technologies Inc. (the “Company”), a Delaware corporation, declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share and adopted a stockholder rights plan, as set forth in the Rights Agreement, dated as of March 15, 2019 (the “Rights Agreement”), by and between the Company and Equiniti Trust Company, as rights agent. The dividend was payable on March 25, 2019 to the stockholders of record on such date. A copy of the Rights Agreement was filed as Exhibit 4.1 to the Company’s Form 8-K filed on March 15, 2019.

On March 13, 2020, the Company entered into the First Amendment to Rights Agreement, dated as of March 13, 2020 (the “Amendment” and together with the Rights Agreement, the “Amended Rights Agreement”), by and between the Company and Equiniti Trust Company, as rights agent, which amends the Rights Agreement.

The Amendment extends the expiration date of the Rights Agreement to the earlier of March 14, 2023 or the close of business on the first business day following the date on which the Inspector of Election for the first annual meeting of stockholders of the Company following March 13, 2020 certifies that stockholder approval of the rights plan has not been obtained (or earlier to the extent provided in the Rights Agreement). In addition, the Amendment raises the level of beneficial ownership for a person or group to become an “Acquiring Person” (as defined in the Amended Rights Agreement) from 15% to 20% of the Company’s outstanding shares of common stock. Pursuant to the Amended Rights Agreement, the Rights will not be exercisable until 10 days after the public announcement that a person or group has become an Acquiring Person. If a stockholder’s beneficial ownership as of the time of the public announcement of the adoption of the Rights Agreement on March 15, 2019 was at or above 20%, that stockholder’s existing ownership percentage would be grandfathered, but the Rights would become exercisable if at any time after such announcement the stockholder increases its ownership percentage by 0.001% or more.

The Rights Agreement is described in and included as an exhibit to the Company’s Current Report on Form 8-K filed on March 15, 2019. The Amendment is filed as Exhibit 4.1 hereto and is incorporated by reference herein. The foregoing descriptions of the Rights Agreement, the Amendment and the Rights are qualified entirely by reference to such exhibits.

Item 8.01.	Other Events.

On March 13, 2020, the Company announced that its Board amended its stockholder rights plan and issued a press release relating to such events, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(b)	Exhibits. The following exhibits are filed as part of this report:

4.1	First Amendment to Rights Agreement, dated as of March 13, 2020, between GCP Applied Technologies Inc. and Equiniti Trust Company.

99.1	Press Release, dated as of March 13, 2020.

104.0	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2020

GCP Applied Technologies Inc.

By:	/s/ James E. Thompson
Name:	James E. Thompson
Title:	General Counsel and Secretary